Exhibit 10.42

EXECUTION VERSION

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

AMENDMENT NO. 5 TO
MASTER REPURCHASE AGREEMENT

Amendment No. 5 to Master Repurchase Agreement (the “Amendment”), dated as of June 5, 2018, between UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (the “Buyer”) and AmeriHome Mortgage Company, LLC (the “Seller”).

RECITALS

The Buyer and the Seller are parties to that certain (a) Master Repurchase Agreement, dated as of July 24, 2015 (as amended by Amendment No. 1, dated as of October 15, 2015, Amendment No. 2, dated as of May 31, 2016, Amendment No. 3, dated as of August 11, 2016, and Amendment No. 4, dated as of May 30, 2017, the “Existing Repurchase Agreement”; and as further amended by this Amendment, the “Repurchase Agreement”) and (b) Pricing Letter, dated as of July 24, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Pricing Letter”).  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement and Pricing Letter, as applicable.

The Buyer and the Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, the Buyer and the Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1.         Definitions.  Section 2 of the Existing Repurchase Agreement is hereby amended by adding the following definitions of “Ginnie Mae Modified Loan”, “Modification Agreement”, “RD Loan”, “RD Loan Guaranty Agreement”, “VA Loan” and “VA Loan Guaranty Agreement” in their proper alphabetical order:

“Ginnie Mae Modified Loan” shall mean a FHA Loan, VA Loan or RD Loan that (i) is modified in accordance with the Ginnie Mae guide, (ii) conforms to the requirements of Ginnie Mae for securitization; (iii) is not a Wet Loan and (iv) is otherwise acceptable to Buyer in its sole discretion.

“Modification Agreement” shall mean, with respect to a Ginnie Mae Modified Loan, the agreement that modifies the terms of the Mortgage Loan in accordance with the Ginnie Mae guide.

“RD Loan” shall mean a Mortgage Loan which is the subject of a RD Loan Guaranty Agreement as evidenced by a loan guaranty.

“RD Loan Guaranty Agreement” shall mean the agreement evidencing the contractual obligation of the RD respecting the guaranty of an RD Loan.

“VA Loan” shall mean a Mortgage Loan which is the subject of a VA Loan Guaranty Agreement as evidenced by a loan guaranty certificate.

“VA Loan Guaranty Agreement” shall mean the agreement evidencing the contractual obligation of the VA respecting the guaranty of a VA Loan.

SECTION 2.         Representations and Warranties.  Schedule 1 to the Existing Repurchase Agreement is hereby amended by:

2.1          deleting paragraphs (b), (c), (e), (f), (g), (h), (j), (t), (w), (dd), (kk) and (ggg) in their entirety and replacing them with the following:

(b)           Payments Current.  No payment required under the Mortgage Loan is [***] days or more delinquent nor has any payment under the Mortgage Loan (other than a Ginnie Mae Modified Loan) been [***] days or more delinquent at any time since the origination of the Mortgage Loan; and, if the Mortgage Loan is a Co-op Loan, no foreclosure action or private or public sale under the Uniform Commercial Code has begun or, to the knowledge of Seller, is currently being threatened or commenced with respect to the Co-op Loan.

(c)           Origination Date.  Other than with respect to a Ginnie Mae Modified Loan, the initial Purchase Date is no more than (i) with respect to Mortgage Loans other than Correspondent Mortgage Loans in non-escrow states, [***] days following the origination date of the Mortgage Note; (ii) with respect to Mortgage Loans other than Correspondent Mortgage Loans in escrow states, [***] days following the origination date of the Mortgage Note and (iii) with respect to Correspondent Mortgage Loans, [***] days following the origination date of the Mortgage Note or such other date approved by Buyer in its sole discretion.

(e)           No Outstanding Charges.  Other than with respect to a Ginnie Mae Modified Loan, there are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable.  Other than with respect to a Ginnie Mae Modified Loan, Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and interest.

(f)            Original Terms Unmodified.  Other than with respect to a Ginnie Mae Modified Loan, the terms of the Mortgage Note (and the Proprietary Lease, the Assignment of Proprietary Lease and Stock Power with respect to each Co-op Loan) and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination except by a written instrument which has been recorded, if necessary to protect the interests of Buyer, and which has been delivered to the Custodian or to such other Person as Buyer shall designate in writing, and the terms of which are reflected in the Mortgage Loan Schedule.  The substance of any such waiver, alteration or modification has been approved by the issuer of any related PMI Policy and the title insurer, if any, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule, if applicable.  No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the issuer of any related PMI Policy and the issuer of the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage File delivered to the Custodian or to such other Person as Buyer shall designate in writing and the terms of which are reflected in the Mortgage Loan Schedule.

(g)           No Defenses.  The Mortgage Loan (and the Assignment of Proprietary Lease related to each Co-op Loan) is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage or with respect to a Ginnie Mae Modified Loan, the terms of the Modification Agreement, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage or with respect to a Ginnie Mae Modified Loan, the Modification Agreement unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at, or subsequent to, the time the Mortgage Loan was originated or with respect to a Ginnie Mae Modified Loan, at the time the Modification Agreement was entered into.

(h)           Hazard Insurance.  Pursuant to the terms of the Mortgage, the Fannie Mae guide, the Freddie Mac guide and any additional requirements set forth in the Approved Underwriting Guidelines, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards.  If required by the National Flood Insurance Act of 1968, as amended, and the Flood Disaster Protection Act of 1973, as amended, each Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration as in effect which policy conforms to Fannie Mae and Freddie Mac, as well as all additional requirements set forth in the Servicing Agreement.  All individual insurance policies contain a standard mortgagee clause naming Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid.  The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor.  Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development.  The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of Buyer upon the consummation of the transactions contemplated by this Agreement.  Seller has not engaged in, and has no knowledge of the Mortgagor’s or any servicer’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of such policy, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by Seller.

(j)            No Satisfaction of Mortgage.  The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or, other than with respect to a Ginnie Mae Modified Loan, in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or, other than with respect to a Ginnie Mae Modified Loan, in part, nor has any instrument been executed that would affect any such release, cancellation, subordination or rescission.  Other than with respect to a Ginnie Mae Modified Loan, Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has Seller waived any default resulting from any action or inaction by the Mortgagor.

(t)            No Defaults.  Other than payments due but not yet [***] days or more delinquent, there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither Seller nor any of its affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration other than with respect to a Ginnie Mae Modified Loan in accordance with the Ginnie Mae guide and the Modification Agreement; and with respect to each Co-op Loan, there is no default in complying with the terms of the Mortgage Note, the Assignment of Proprietary Lease and the Proprietary Lease and all maintenance charges and assessments (including assessments payable in the future installments, which previously became due and owing) have been paid, and Seller has the right under the terms of the Mortgage Note, Assignment of Proprietary Lease and Recognition Agreement to pay any maintenance charges or assessments owed by the Mortgagor.

(w)          Origination; Payment Terms.  The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority.  The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading.  No Mortgage Loan contains terms or provisions which would result in negative amortization.  Principal payments on a Mortgage Loan that is not a Ginnie Mae Modified Loan commenced no more than [***] days after funds were disbursed in connection with the Mortgage Loan.  The mortgage interest rate as well as the lifetime rate cap and the periodic cap are as set forth on the Mortgage Loan Schedule.  The Mortgage Note is payable in equal monthly installments of principal and interest, which installments of interest, with respect to adjustable rate Mortgage Loans, are subject to change due to the adjustments to the mortgage interest rate on each interest rate adjustment date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty (30) years from commencement of amortization.  Unless otherwise specified, the Mortgage Loan is payable on the first day of each month.  There are no Mortgage Loans which contain a provision allowing the Mortgagor to convert the Mortgage Note from an adjustable interest rate Mortgage Note to a fixed interest rate Mortgage Note.

(dd) Delivery of Mortgage Documents.  The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered under the Custodial Agreement for each Mortgage Loan have been delivered to the Custodian including, the Modification Agreement with respect to a Ginnie Mae Modified Loan.  Seller is in possession of a complete, true and accurate Mortgage File, except for such documents the originals of which have been delivered to the Custodian or Buyer or which have been submitted for recording and not yet returned.

(kk) Mortgaged Property Undamaged; No Condemnation Proceedings.  There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property.  Other than with respect to a Ginnie Mae Modified Loan, the Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair.

(ggg) Recordation.  Each original Mortgage has been recorded or has been sent for recordation and, except for those Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to Buyer) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of Seller, or is in the process of being recorded.  With respect to each Ginnie Mae Modified Loan, the related Modification Agreement has been recorded or has been sent for recordation.

2.2          adding the following new paragraphs at the end thereof:

(zzz) Ginnie Mae Modified Loan.  Each Ginnie Mae Modified Loan (i) was modified in accordance with the Ginnie Mae guide; (ii) with respect to (x) a FHA Loan, is fully insured by the FHA pursuant to a FHA Mortgage Insurance Certificate; (y) a VA Loan, is guaranteed by the VA pursuant to a VA Loan Guaranty Agreement and (z) a RD Loan, is guaranteed by the RD pursuant to a RD Loan Guaranty Agreement and (iii) conforms to the requirements of Ginnie Mae for securitization.

(aaaa) FHA Loans, VA Loans and RD Loans.  With respect to each FHA Loan, VA Loan and RD Loan, as applicable, (i) the FHA Mortgage Insurance Certificate is in full force and effect, there exists no impairment to full recovery, the VA Loan Guaranty

Agreement is in full force and effect to the maximum extent stated therein and there exists no impairment to full recovery thereunder and the RD Loan Guaranty Agreement is in full force and effect to the maximum extent stated therein and there exists no impairment to full recovery thereunder, (ii) all necessary steps have been taken to keep such guaranty or insurance valid, binding and enforceable and each of such is the binding, valid and enforceable obligation of the FHA, the VA and RD, as applicable, to the full extent thereof, without surcharge, set-off or defense, (iii) such FHA Loan is insured, or eligible to be insured, pursuant to the National Housing Act and such VA Loan is guaranteed, or eligible to be guaranteed, under the provisions of Chapter 37 of Title 38 of the United States Code, as applicable, (iv) with respect to each FHA Mortgage Insurance Certificate, VA Loan Guaranty Agreement and RD Loan Guaranty Agreement, as applicable, Seller has complied with applicable provisions of the insurance for guaranty contract and federal statutes and regulations, all premiums or other charges due in connection with such insurance or guarantee have been paid, and (v) Seller has no knowledge of any circumstance which would cause such FHA Loan to be ineligible for FHA mortgage insurance, such VA Loan to be ineligible for a VA loan guaranty, such RD Loan to be ineligible for a RD loan guaranty or cause the FHA, the VA or RD to deny or reject the related Mortgagor’s application for FHA mortgage insurance, a VA loan guaranty or RD loan guaranty, as applicable.

SECTION 3.         Conditions Precedent.  This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

3.1          Delivered Documents.  On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a)           this Amendment, executed and delivered by duly authorized officers, as applicable, of the Buyer and the Seller;

(b)           Amendment No. 10 to Pricing Letter, executed and delivered by duly authorized officers, as applicable, of the Buyer and the Seller;

(c)           Amendment No. 2 to Custodial Agreement, executed and delivered by duly authorized officers, as applicable, of the Buyer, the Seller and Custodian; and

(d)           such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 4.         Ratification of Agreement.  As amended by this Amendment, the Existing Repurchase Agreement is in all respects ratified and confirmed and the Existing Repurchase Agreement as so modified by this Amendment shall be read, taken, and construed as one and the same instrument.

SECTION 5.         Representations and Warranties.  The Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Default or Event of

Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 11 of the Repurchase Agreement.  The Seller hereby represents and warrants that this Amendment has been duly and validly executed and delivered by it, and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 6.         Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 7.         Severability.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 8.         Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.  The parties agree that this Amendment, any documents to be delivered pursuant to this Amendment and any notices hereunder may be transmitted between them by email and/or by facsimile Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment.  The original documents shall be promptly delivered, if requested.

SECTION 9.         Binding Effect.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 10.       GOVERNING LAW.  THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AMENDMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF.  THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AMENDMENT.  NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE EFFECTIVENESS, VALIDITY AND ENFORCEABILITY OF ELECTRONIC CONTRACTS, OTHER RECORDS, ELECTRONIC RECORDS AND ELECTRONIC SIGNATURES USED IN CONNECTION WITH ANY ELECTRONIC TRANSACTION BETWEEN BUYER AND SELLER SHALL BE GOVERNED BY E-SIGN.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Buyer and the Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

UBS AG, BY AND THROUGH ITS BRANCH OFFICE AT 1285 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK, as Buyer

By:	/S/ Gary Timmerman
	Name:	GARY TIMMERMAN
	Title:	MANAGING DIRECTOR

By:	/S/ Ari Lash
	Name:	Ari Lash
	Title:	Executive Director

AMERIHOME MORTGAGE COMPANY, LLC, as Seller

By:
Name:
Title:

Signature Page to Amendment No. 5 to Master Repurchase Agreement

IN WITNESS WHEREOF, the Buyer and the Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

UBS AG, BY AND THROUGH ITS BRANCH OFFICE AT 1285 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK, as Buyer

By:
Name:
Title:

By:
Name:
Title:

AMERIHOME MORTGAGE COMPANY, LLC, as Seller

By:	/S/ Kathleen Conte
	Name:	Kathleen Conte
	Title:	SVP — Capital Markets

Signature Page to Amendment No. 5 to Master Repurchase Agreement